EXHIBIT 99.1

                                  PRESS RELEASE

Contacts:


Martin C. Cunningham                                        Keith R. Knox
Chairman & CEO                                              President
201-216-0100                                                201-216-0100


FOR IMMEDIATE RELEASE                                               MAY 12, 2008



         HUDSON HOLDING CORPORATION ANNOUNCES PROFITABLE FOURTH QUARTER;
                         FOURTH QUARTER REVENUES UP 83%




JERSEY CITY, NJ, MAY 12, 2008: HUDSON HOLDING CORPORATION (OTC Bulletin Board:
HDHL.OB-News) announced that it generated a fourth quarter profit as a result of an 83% increase in revenues. Commission revenues increased 410% and 278% for the three months and fiscal year ended March 31, 2008, to $4.9 million and $10.1 million from $1.0 million and $2.7 million during the same periods in the prior fiscal year, respectively, primarily due to an expansion of the institutional sales effort. Net trading gains increased 5% and decreased 13% for the three months and fiscal year ended March 31, 2008, to $4.5 million and $15.5 million from $4.3 million and $17.9 million during the same periods in the prior fiscal year, respectively.


Total revenues increased 83% and 28% for the three months and fiscal year ended March 31, 2008, to $9.9 million and $26.8 million from $5.4 million and $20.9 million during the same periods in the prior fiscal year, respectively. Hudson's results are currently being audited and more detailed results will be announced upon completion of the audit. However, as noted previously, the fourth quarter is expected to be profitable, erasing a portion of the previously announced nine month net loss.

                                     Three Months Ended       Fiscal Year Ended
                                           March 31,              March 31,
                                     -------------------------------------------
         (unaudited; $000)            2008         2007       2008         2007
                                     -------     -------     -------     -------
      Commissions and fees           $ 4,930     $   966     $10,070     $ 2,665
      Trading gains, net               4,542       4,309      15,542      17,924
      Interest and other, net            397         122       1,157         263
                                     -------     -------     -------     -------
      Total revenues                 $ 9,869     $ 5,397     $26,769     $20,852
                                     -------     -------     -------     -------



Hudson Holding Corporation is a holding company and is the parent of Hudson Securities, Inc. and Hudson Technologies Inc.. Hudson Securities is a registered broker-dealer under the Securities Exchange Act of 1934, a member of the National Association of Securities Dealers, Inc. and. meets the liquidity needs of brokers, dealers, institutions, and asset managers by making markets in over 9,000 Nasdaq, non-Nasdaq OTC, listed and foreign securities, with particular expertise in trading Nasdaq SmallCap, OTC Bulletin Board, and Pink Sheet securities. Hudson Technologies provides technology services to Hudson Securities and client companies.
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CERTAIN STATEMENTS CONTAINED HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS"
WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY'S INDUSTRY, MANAGEMENT'S BELIEFS AND CERTAIN ASSUMPTIONS MADE BY MANAGEMENT. READERS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. BECAUSE SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, THE ACTUAL RESULTS AND PERFORMANCE OF THE COMPANY MAY DIFFER MATERIALLY FROM THE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. GIVEN THESE UNCERTAINTIES, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. UNLESS OTHERWISE REQUIRED BY LAW, THE COMPANY ALSO DISCLAIMS ANY OBLIGATION TO UPDATE ITS VIEW OF ANY SUCH RISKS OR UNCERTAINTIES OR TO ANNOUNCE PUBLICLY THE RESULT OF ANY REVISIONS TO THE FORWARD-LOOKING STATEMENTS MADE HERE; HOWEVER, READERS SHOULD REVIEW CAREFULLY REPORTS OR DOCUMENTS THE COMPANY FILES PERIODICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION.